EXHIBIT 99.2
Dividend Reinvestment and Stock
Purchase Plan Enrollment Application
Investors Choice 07477
DIVIDEND REINVESTMENT, DIRECT STOCK PURCHASE AND SALE PLAN
FDR SHARES OF
CCFNB BANCORP, INC.
ENROLLMENT APPLICATION
Please enroll the account as follows
Check one box only
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
FULL DIVIDEND REINVESTMENT
Reinvestment all dividends for this account.
PARTIAL DIVIDEND RElNVESTMENT
Reinvest dividends on shares held by me in certificate form and on all shares held by you as agent and pay dividends in cash on all remaining shares held by me in certificate form.
CASH PAYMENTS ONLY ( NO DIVIDEND REINVESTMENT) All dividends will be paid in cash.
I(We) hereby appoint American Stock Transfer & Trust Company as my (our) Agent under the terms and conditions of the Plan, as described in the Brochure of the Plan which accompanied this from, to receive cash payments and apply them to the purchase of shared of CCFNB Bancorp. Inc. Common Stock as Indicated below.
ACCOUNT ADDRESS
STREET CITY STATE ZIP CODE
SIGNATURE(S)
all Joint Owners must sign
Minimum INVESTMENT IS $26
ATTACHED IS A CHECK FOR $ for quarterly plan participants
* MAXIMUM INVESTMENT IS $1,600 AT ANY ONE TIME
COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS
I (We) hereby authorize American Stock Transfer & Trust Company to make monthly automatic transfers of funds from the- checking or savings account in the amount -Stated below. This monthly deduction will be used to purchase shares of CCFNB Bancorp. Inc. Common stock for deposit into my (our) CCFNB Bancorp, Inc. account.
Signature
Daytime Date Phone number
1 Indicate the Type of Account. Checking or savings
2 Print the complete Bank Account Number.
3. Print the name on Bank Account as II appears on your bank statement. A Print the complete name of your financial institution. Including the branch name and address
3. Print the ADA Number (Bank Number) from your check or savings deposit slip.
a. Amount of automatic monthly deduction Indicate the monthly amount authorized to be transfered from your account The minimum is $8.33 per month and the maximum is $300 per month from your checking or savings account to purchase CCFNB Bancorp, Inc. Common Stock.
Please enclose a copy or a VOIDED check or savings deposits slip to verify banking Information.
PLEASE SEE REVERSE

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